Exhibit 8.2

555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +1.202.637.2200 Fax: +1.202.637.2201
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
June 22, 2023	Boston	New York
	Brussels	Orange County
	Century City	Paris
Otonomo Technologies Ltd. 16 Abba Eban Blvd. Herzliya 4672534, Israel	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
Re: United States Federal Income Tax Consequences of the Merger	Los Angeles	Tokyo
	Madrid	Washington, D.C.

To the addressee set forth above,

We have acted as special United States tax counsel to Otonomo Technologies Ltd., a company organized under the laws of the State of Israel (“Otonomo”), in connection with the Registration Statement on Form S-4 of Urgent.ly Inc., a Delaware corporation (“Urgent.ly”) initially filed with the Securities and Exchange Commission on February 14, 2023 (the “Registration Statement”), including the proxy statement/prospectus forming a part thereof (the “Proxy Statement/Prospectus”) and the Agreement and Plan of Merger, dated as of February 9, 2023, by and among Urgent.ly, U.O Odyssey Merger Sub Ltd., a company organized under the laws of the State of Israel and a direct wholly owned subsidiary of Urgent.ly (“Merger Sub”), and Otonomo (such agreement, the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Otonomo, with Otonomo surviving (the “Merger”). This opinion is being delivered in connection with the Registration Statement and the Proxy Statement/Prospectus. Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In rendering our opinion, we have examined and reviewed and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, and warranties contained in (i) the Merger Agreement (including any Annexes, Exhibits or Schedules thereto), (ii) the Registration Statement and the Proxy Statement/Prospectus, (iii) the respective tax representation letters, including any attachments thereto, of Urgent.ly and Merger Sub and of Otonomo each dated as of the date hereof and delivered to us for purposes of this opinion (each, a “Tax Representation Letter”) and (iv) such other documents, certificates and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

June 22, 2023

In addition, we have assumed without any independent investigation or examination thereof, with your consent, that:

1.

Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.

The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement, and the Proxy Statement/Prospectus, and the Merger will be effective under the laws of the State of Israel;

3.

All factual statements, descriptions, and representations contained in any of the documents referred to herein or otherwise made to us are true, complete, and correct in all respects and will remain true, complete, and correct in all respects up to and including the Effective Time, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions, or representations or which make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect at the Effective Time;

4.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified as to belief, intent or otherwise are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the Effective Time, in each case without such qualification;

5.

Urgent.ly, Merger Sub and Otonomo have complied with and, if applicable, will continue to comply with the covenants contained in the Merger Agreement, the Registration Statement, and the Proxy Statement/Prospectus;

6.

Each of the 104H Tax Ruling, the Withholding Tax Ruling, the 102 Tax Ruling, as well as any applicable certificates from shareholders of Otonomo that are not subject to the foregoing rulings, will have been received on or prior to the Closing Date, each or any of which in combination establishes that, notwithstanding any provision of the Merger Agreement, no Israeli Tax is required to be deducted or withheld from or in respect of the Merger Consideration and any other consideration payable pursuant to the Merger Agreement; and

7.

All rulings by any Tax authority or opinions of other tax advisors or legal counsel obtained by Urgent.ly or Otonomo in connection with the Merger are accurate as to their underlying assumptions and accurate as to their conclusions.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger more likely than not qualifies as a “reorganization” under Section 368(a)(1)(B) of the Code and/or Section 368(a)(2)(E) of the Code. We express no opinion on Otonomo’s status as a “passive foreign investment company” within the meaning of Section 1297 of the Code or on the potential United States federal income tax consequences of the Merger under the rules governing “passive foreign investment companies.”

June 22, 2023

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below.

1.

This opinion represents our best judgment regarding the application of United States federal income tax laws arising under the Code, judicial decisions, administrative regulations, and published rulings and procedures, but does not address all of the United States federal income tax consequences of the Merger. We express no opinion as to United States federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein and we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws. In addition, this opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events;

2.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached; and

3.

No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties, and assumptions upon which we have relied are not true and accurate at all relevant times.

We are furnishing this opinion in connection with the filing of the Registration Statement, including the Proxy Statement/Prospectus forming a part thereof, and this opinion is not to be relied upon by any other person or for any other purpose without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to

June 22, 2023

supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Latham & Watkins LLP